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EXHIBIT 15.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]

PricewaterhouseCoopers LLP
Suite 1300
650 Third Ave. S.
Minneapolis MN 55402
Telephone (612) 596 6000
Facsimile (612) 373 7160

June 15, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

RE:
UNAUDITED INTERIM FINANCIAL INFORMATION

Commissioners:

        We are aware that our report dated April 22, 2004 on our reviews of the condensed consolidated interim financial information of Ecolab Inc. (the "Company") for the three month periods ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in this Registration Statement dated June 15, 2004.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Minneapolis, Minnesota

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  EXHIBIT 15.1